         As filed with the Securities and Exchange Commission on October 9, 1998
                                                    Registration No.____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             SUN MICROSYSTEMS, INC.
             (Exact Name of Registrant as specified in its charter)

           DELAWARE                                             94-2805249
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)


                              901 SAN ANTONIO ROAD
                               PALO ALTO, CA 94303
                        (Address, including zip code, of
                    Registrant's Principal Executive Offices)

             i-PLANET, INC. 1996 STOCK OPTION / STOCK ISSUANCE PLAN
                            (FULL TITLE OF THE PLAN)

                                SCOTT G. MCNEALY
                                    PRESIDENT
                             SUN MICROSYSTEMS, INC.
                              901 SAN ANTONIO ROAD
                               PALO ALTO, CA 94303
                                 (650) 960-1300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    COPY TO:
                              David J. Segre, Esq.
                              Daniel R. Mitz, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300

================================================================================

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                  Proposed Maximum    Proposed Maximum     Amount of
   Title of Securities            Amount to be   Offering Price Per  Aggregate Offering   Registration
     to be Registered             Registered(#)         Share               Price              Fee
------------------------------------------------------------------------------------------------------
Common Stock of the                  47,766          $6.21 (1)          $296,627.00          $88.00
Registrant to be issued upon
exercise of options granted
under the i-Planet, Inc. 1996
Stock Option / Stock
Issuance Plan
------------------------------------------------------------------------------------------------------

----------

(1) Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, based on an exercise price of $6.21 per share.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

        There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Sun Microsystems, Inc., a Delaware corporation (the "Registrant"):

        1. The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on September 25, 1998.

        2. The Registrant's Registration Statement on Form 8-A relating to the Registrant's Common Stock, filed pursuant to Section 12(b) of the Exchange Act on October 24, 1986, as amended.

        3. The Registrant's Registration Statement on Form 8-A/A Amendment No. 6 relating to the Registrant's Share Purchase Rights, filed pursuant to Section 12(b) of the Exchange Act on February 13, 1998.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 11 of the Restated Certificate of Incorporation and the Bylaws of the Registrant provide in effect that, subject to certain limited exceptions, the Registrant shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware. The directors and officers of the Registrant are insured under policies of insurance maintained by the Registrant, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. Like indemnification is also provided to those employees of the Registrant who serve as administrators of the plan. In addition, the Registrant has entered into contracts with certain of its directors providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.



NUMBER                                  DOCUMENT
------                                  --------
 4.1            i-Planet, Inc. 1996 Stock Option / Stock Issuance Plan.
 5.1            Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation, with respect to the legality of the securities being registered.
23.1            Consent of Counsel (contained in Exhibit 5.1).
23.2            Consent of Ernst & Young LLP, Independent Auditors.
24.1            Power of Attorney (See page 5).


ITEM 9. UNDERTAKINGS.

        (a) The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to

Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on October 9, 1998.

                                            SUN MICROSYSTEMS, INC.


                                            By: /s/ Michael E. Lehman
                                               ---------------------------------
                                                Michael E. Lehman
                                                Vice President, Corporate
                                                Resources and Chief Financial
                                                Officer

                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott G. McNealy and Michael E. Lehman, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                               TITLE                          DATE
              ---------                               -----                          ----
/s/ Scott G. McNealy                   Chairman of the Board of Directors,      October 9, 1998
---------------------------------      President and Chief Executive
Scott G. McNealy                       Officer (Principal Executive Officer)

/s/ Michael E. Lehman                  Vice President, Corporate Resources      October 9, 1998
---------------------------------      and Chief Financial Officer
Michael E. Lehman                      (Principal Financial Officer)

/s/ George Reyes                       Vice President and Controller            October 9, 1998
---------------------------------      (Principal Accounting Officer)
George Reyes

                                       Director
---------------------------------
L. John Doerr

/s/ Judith L. Estrin                   Director                                 October 9, 1998
---------------------------------
Judith L. Estrin

/s/ Robert J. Fisher                   Director                                 October 9, 1998
---------------------------------
Robert J. Fisher

/s/ Robert L. Long                     Director                                 October 9, 1998
---------------------------------
Robert L. Long

                                       Director
---------------------------------
M. Kenneth Oshman

/s/ A. Michael Spence                  Director                                 October 9, 1998
---------------------------------
A. Michael Spence

                                         INDEX TO EXHIBITS



Exhibit
Number                          Description
------                          -----------
4.1       i-Planet, Inc. 1996 Stock Option / Stock Issuance Plan.
5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
          with respect to the legality of the securities being registered.
23.1      Consent of Counsel (contained in Exhibit 5.1).
23.2      Consent of Ernst & Young LLP, Independent Auditors.
24.1      Power of Attorney (See page 7).